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                                                                   EXHIBIT 10.14


                             CAPITAL LOAN AGREEMENT

                           Agreement No.: [1995] 11151

Name of Borrower: [illegible] Weifang Fuhua Amusement Park Co., Ltd.
Address: East End of Dong Feng Street
Legal Representative: Jun Yin
Deposit Financial Institution: City Bank of Agriculture
Account No.: 872008915
Tele: 8230068    Fax: 8230970   Post Code: 261041

Name of Lender: International Department, Weifang City Branch, Agricultural Bank of China
Address: 369 Dong Feng Street
Legal Representative: Yifei Dou
Tele: 8232550    Fax: 8232497   Post Code: 261041

Borrower ("Party A"): Weifang Fuhua Amusement Park Co., Ltd.
Lender ("Party B"): International Department, Weifang City Branch, Agricultural Bank of China

Due to requirements for a project, Party A applies to Party B for a foreign currency loan for the purchase of fixed assets, and Party B agrees to provide the above-mentioned loan to Party A. Pursuant to relevant laws and regulations, Party A and Party B, after reaching an agreement through negotiations, hereby enter into this Agreement.

Article 1. The category, type, amount, purpose, interest rate and term of the Loan shall be as follows:

1.   Category: Fixed asset loan
2.   Type: USD
3. Amount (in full-form characters): Six million five hundred thirty six thousand ($6,536,000)
4.   Purpose: Project investment
5.   Interest rate: 9% Annual
6.   Term: From November 15, 1995 to December 20, 2006

Article 2. After this Agreement comes into effect, Party A, prior to drawing money under the Loan, shall present to Party B a detailed Drawing Plan and shall draw money according to the Plan.

Party B shall provide the Loan within 5 business days after Party A completes drawing procedures pursuant to the Drawing Plan.

Article 3. Party A shall repay the principal and interest under the Loan with funds from the following sources:

1.   Operational income and profit;
2.   Other

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Article 4. Party A shall repay all principal and interest under the Loan within the term of the Loan agreed on under this Agreement and according to a detailed Repayment Plan submitted to Party B by Party A pursuant to Party B' request.

Article 5. The interest of the Loan under this Agreement shall be calculated starting from the date when the Loan is funded by Party B and shall be settled per quarter. In the event that interest rate on the Loan under this Agreement changes due to adjustment to interest rates by the State during the term of this Agreement, Party B shall calculate the interest on the Loan pursuant to the adjusted interest rate on the Loan as of the date of the adjustment without notice to Party A.

Article 6. The Loan principal and interest under this Agreement shall be secured by a guarantee agreement provided by a Guarantor approved by Party B and/or by a mortgage. Before this Agreement shall enter into effect, a Guarantee Agreement and/or a Mortgage Contract shall be agreed on and signed separately and shall be attached to this Agreement.

Article 7. During the term of this Agreement, Party B shall have the right to inspect the use of the Loan, and Party A shall provide to Party B such information and materials as may be requested by Party B.

Article 8.  Agreement Amendment and Termination

1. After this Agreement comes into effect, neither Party A nor Party B shall amend or terminate this Agreement without authorization.

2. In the event that Party A needs to extend the term of the Loan, Party A shall make an application to Party B ten business days prior to the due date of the Loan. An agreement on extension of the Loan term shall be entered into upon Party B's approval of such application (approval shall be obtained from the Guarantor or Guarantors if the Loan is guaranteed).

3. In the event that either Party needs to change any other Article under this Agreement, such Party shall inform the other Party in writing on a timely basis and, after the two Parties shall have reached an agreement through negotiations, a written agreement shall be entered into.

4. In the event that either Party needs to terminate this Agreement, such Party shall issue a written notice to the other Party on a timely basis and, after the two Parties shall have reached an agreement through negotiations, a written agreement shall be entered into pertaining to relevant issues subsequent to the termination of the Agreement. After such termination agreement shall have been entered into, Party A shall repay to Party B any principal Party B shall have used and interest thereon.

     5. In the event that Party A changes its business structure due to the introduction of such practices as contracting or leasing during the term of this Agreement, Party A shall notify Party B at least ten days in advance, and Party B shall have the right to participate in the consultation and discussion pertaining to the verification of capital

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     and assets and the (illegible) on the contract (agreement) regarding such contracting, leasing, acquisition, etc. Any transfer by Party A of its rights and obligations under this Agreement to any third party shall be subject to written approval by Party B, and a new Loan Agreement shall be entered into between such third party and Party B.

6. In the event that either Party shall change its legal address or mailing address during the term of this Agreement, such Party shall issue a written notice to the other Party within five days subsequent to such change.

Article 9.  Default Liability

1. In the event that Party A should fail to complete drawing procedures at the operational department of Party B on a timely basis pursuant to the Drawing Plan, and that Party A should fail to reach an agreement with Party B on altering the Drawing Plan, Party A shall pay to Party B a penalty of 5% per day based on the amount and number of days of such default.

     In the event that Party B should fail to provide the Loan to Party A pursuant to Article 2 under this Agreement, Party B shall pay to Party A a penalty of 5% per day based on the amount and number of days of such default, subject to exceptions contained in Paragraphs 2, 5, 8 and 9 under this Article.

2. In the event that Party A should fail to utilize the Loan for the purpose agreed upon under this Agreement, Party B shall have the right to terminate lending, and recall any portion or all of the Loan already disbursed, and charge an additional interest on the defaulted portion at the rate of _______ pursuant to the Bank's regulations.

3. In the event that Party A should fail to repay the principal and interest under the Loan pursuant to the Repayment Plan entered into pursuant to this Agreement, and should fail to enter into an agreement with Party B on extending the repayment period, or Party A should be unable to repay the Loan after the expiration of the extension period, Party B shall have the right to recover the overdue Loan by setting a time limit or otherwise on its own initiative, and Party B shall have the right to charge an additional interest on the overdue portion at the rate of _______ pursuant to the Bank's regulations.

4. In the event that Party B should recall, ahead of schedule and without authorization, any portion of the Loan already disbursed, Party B shall pay to Party A a penalty of 0.5% per day based on the amount and number of days of such default, subject to exceptions contained in Paragraphs 2, 5, 8 and 9 under this Article.

5. In the event that Party A does not make payments according to the interest calculated under the new rates adjusted by Party B under Article 5 of this Agreement, Party B shall have the right to stop further issuance of the Loan, and to recall the loan that has already been issued.

6. In the event that Party A should violate the stipulations of Paragraphs 5 and 6, Article 8, or that Party B should violate the stipulations in Paragraph 6, Article 8,

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     the other Party may require the defaulting Party to pay a penalty of 0.5%
     on the total amount of the Loan. In the event that such default should cause economic losses to the other Party, the defaulting Party shall compensate the other Party for such losses.

7. In the event that either Party should amend any other Article under this Agreement or should terminate this Agreement without authorization, or that Party A should transfer its rights and obligations under this Agreement to any third party without authorization, the defaulting Party shall pay a penalty of 0.5% on the total amount of the Loan. In the event that the other Party should demand continued performance under this Agreement, the defaulting Party shall continue to perform under this Agreement.

8. In the event that Party A should provide to Party B false information, financial statements and other materials, Party B may order Party A to make corrections within a fixed period of time. In the event that Party A should refuse to do so, Party B may suspend lending, and recall any portion (or all) of the Loan already disbursed.

9. In the event that, during the term of this Agreement, Party A or any Guarantor, as a result of improper management, should sustain losses or report a profit while actually having sustained losses, or Party A or any Guarantor should have a debt-related dispute with a third party, or the assets pledged as security by Party A or any Guarantor should sustain damage or loss, such that the Loan is threatened, Party B may suspend lending, and recall any portion (or all) of the Loan already disbursed and the interest thereon.

10. Party B may realize the repayment of the Loan pursuant to Paragraphs 2, 3, 5, 8 and 9 above by deducting funds directly from Party A's deposit account, and may realize the repayment of any overdue portion of the Loan by requesting other financial institutions to deduct funds on Party B's behalf when necessary.

11. The two Parties hereby agree on the following means for the payment of the penalties described under this Article:


Article 10.  Miscellaneous Items Agreed Upon by Parties A and B:


Article 11.  Dispute Settlement:


Any dispute arising between the two Parties out of performance under this Agreement shall be settled through negotiation or mediation. In the event that the two Parties should

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fail to settle the dispute through negotiation or mediation, such Parties may engage in litigation at the local People's Court in the place where the Parties enter into this Agreement, or the Parties may apply for arbitration to a contract arbitration body in the place where such Parties enter into this Agreement.

Article 12. All other issues which have not been mentioned in this Agreement shall be governed by applicable laws, regulations and financial rules of the State.

Article 13. All Loan Applications, Drawing and Repayment Plans, and Drawing Vouchers supplied by Party A to Party B, and Agreements on Extension of the Loan Term and Amendments to this Agreement entered into by the two Parties, and materials related to this Agreement provided by Party A at Party B's request, are part of this Agreement.

Article 14. This Agreement shall enter into effect upon signature by legal representatives of the two Parties or persons authorized by such legal representatives and upon the affixing of the official seals of such Parties. Any Guarantee Agreement related to this Agreement shall enter into effect at the same time as this Agreement. This Agreement shall be null and void upon full repayment of the principal and interest pertaining to the Loan under this Agreement.

Article 15. This Loan Agreement shall be in two official copies, which shall be identical to each other, with each of the Parties holding one copy.

Party A: (Official Seal) (illegible) PARK CO. (illegible)
Legal Representative: (Signature) Jun Yin
(or Authorized Person):
15 November 1995


Party B: (Official Seal) International Department, Weifang City Branch, Agriculture Bank of China
Legal Representative: (Signature) (Seal): Yifei Dou
(or Authorized Person):
15 November 1995

This Agreement is entered into in Kuiwen District, Weifang City, Shandong
Province


Note:
1. In the event that a Party to this Agreement is not a corporation, the person in charge of the Party or a person authorized by such person in charge shall sign this Agreement.

2. In the event that no security shall be necessary for this Agreement, Article 6 shall be deleted.